EXHIBIT

                                   NUMBER (d)

                               Advisory Agreement


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                               ADVISORY AGREEMENT



AGREEMENT made as of June 16, 1999, between Lindbergh Capital Management, Inc., a corporation organized under the laws of the State of Missouri and having its principal place of business in Saint Louis, Missouri (the "Adviser"), and Lindbergh Funds, a Massachusetts business trust having its principal place of business in Saint Louis, Missouri (the "Trust").

WHEREAS, the Trust is engaged in business as an open-end management investment company and is registered under the Investment Company Act of 1940 (the "1940 Act"); and

WHEREAS, the Adviser is engaged principally in the business of rendering investment management services and is registered under the Investment Advisers Act of 1940; and

WHEREAS, the Trust intends to initially offer shares in the Lindbergh Signature Fund [such series (the "Initial Funds") together with all other series subsequently established by the Trust with respect to which the Trust desires to retain the Adviser to render investment Advisory services hereunder the Adviser is willing to do (collectively referred to as the "Funds")];

NOW,  THEREFORE,  in  consideration of the mutual covenants herein contained and
other  good  and  valuable   consideration,   the  receipt   whereof  is  hereby
acknowledged, the parties hereto agree as follows:

1. Appointment of Adviser.

(a) Initial Funds. The Trust hereby appoints the Adviser to act as Adviser and Investment Adviser to each of the Initial Funds for the period and on the terms herein set forth. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

(b) Additional Funds. In the event that the Trust establishes one or more series of shares other than the Initial Funds with respect to which it desires to retain the Adviser to render management and investment advisory services hereunder, it shall so notify the Adviser in writing, indicating the advisory fee which will be payable with respect to the additional series of shares. If the Adviser is willing to render such services, it shall so notify the Trust in writing, whereupon such series of shares shall become a Fund hereunder.

2. Duties of Adviser.

The Adviser, at its own expense, shall furnish the following services and facilities to the Trust:

(a) Investment Program. The Adviser will (i) furnish continuously an investment program of each Fund, (ii) determine (subject to the overall supervision and review of the Board of Trustees of the Trust) what investments shall be purchased, held sold or exchanged by each Fund and what portion, if any, of the assets of each Fund shall be held uninvested, and (iii) make changes on behalf of the Trust in the investments of each Fund.

(b) Office Space and Facilities. The Adviser shall furnish the Trust office space in the offices of the Adviser, or in such other place or places as may be agreed upon from time to time, and all necessary office facilities, simple business equipment, supplies, utilities, and telephone service for managing the investments of the Trust. These services are exclusive of the necessary services and records of any dividend disbursing agent, transfer agent, registrar or custodian, and accounting and bookkeeping services to provided by the Trust's transfer agent, record keeping service or custodian.

(c) Distribution Expenses. Except as may be provided in distribution expense plans as contemplated by Rule 12b-1 under the 1940 Act, the Adviser shall bear
all  sales,   promotion  or   distribution   expenses  in  connection  with  the
distribution of shares of any Fund and shall be the sole judge of the extent to which sales or promotion expenses shall be incurred; provided however, that the Adviser shall not be obligated to pay for any portion of the cost of prospectuses or periodic reports provided to shareholders. Expenses incurred in complying with laws regulating the issue or sale of securities shall not be deemed to be sales, promotion or distribution expenses.
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(d) Portfolio Transactions.  The Adviser shall place all orders for the purchase and sale of portfolio securities for the account of each Fund with brokers or dealers selected by the Adviser, although the Trust will pay the actual brokerage commissions on portfolio transactions in accordance with Paragraph 3(c). In executing portfolio transactions and selecting brokers or dealers, the Adviser will use its best efforts to seek on behalf of the Trust or any Fund thereof the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to any Fund and/or other accounts over which the Adviser or an affiliate of the Adviser exercises investment discretion. The Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

3. Allocation of Expenses.

Except for the services and facilities to be provided by the Adviser as set forth in Paragraph 2 above, the Trust assumes and shall pay all expenses for all other Trust operations and activities and shall reimburse the Adviser for any such expenses incurred by the Adviser. The expenses to be borne by the Trust shall include, without limitation:

(a) the charges and expenses of any registrar, stock transfer or dividend disbursing agent, custodian, or depository appointed by the Trust for the safekeeping of its cash, portfolio securities and other property;

(b) the charges and expenses of auditors;

(c) brokerage commissions for transactions in the portfolio securities of the Trust;

(d) all taxes, including issuance and transfer taxes, and corporate fees payable by the Trust to Federal, state or other governmental agencies;

(e) the cost of stock certificates (if any) representing shares of the Trust;

(f) expenses involved in registering and maintaining registrations of the Trust and of its shares with the Securities and Exchange Commission and various states and other jurisdictions, including reimbursement of actual expenses incurred by the Adviser in performing such functions for the Trust, and including compensation of persons who are Adviser employees in proportion to the relative time spent on such matters;

(g) all expenses of shareholders' and Trustees' meetings, including meetings of committees, and of preparing, printing and mailing proxy statements, quarterly reports, semi-annual reports, annual reports and other communications to shareholders;

(h) all expenses of preparing and setting in type prospectuses, and expenses of printing and mailing the same to shareholders [but not expenses of printing and mailing of prospectuses and literature used for promotional purposes in accordance with Paragraph 2(d) above];
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(i) compensation and travel expenses of Trustees who are not "interest  persons"
within the meaning of the 1940 Act;

(j) the expense of furnishing, or causing to be furnished, to each shareholder a statement of his account, including the expense of mailing;

(k) charges and expenses of legal counsel and internal audit/compliance personnel in connection with matters relating to the Trust, including, without limitations, legal services rendered in connection with the Trust's corporate and financial structure and relations with its shareholders, issuance of Trust shares, and registration and qualification of securities under Federal, state and other laws;

(l) the expenses of attendance at professional meetings of organizations such as the Investment Company Institute, or Commerce Clearing House by officers and Trustees of the Trust, and the membership or association dues of such organizations;

(m) the cost and expense of maintaining the books and records of the Trust, including general ledger accounting;

(n) the expense of obtaining and maintaining a fidelity bond as Section17(g) of the 1940 Act;

(o) interest payable on Trust borrowings; and

(p) postage.

4. Advisory Fee.

(a) For the services and facilities to be provided to each of the Funds by the Adviser as provided in Paragraph 2 hereof, the Trust shall pay the Adviser a monthly fee with respect to each of the Funds as soon as practical after the last day of each calendar month, which fee shall be paid at the rate set forth below based upon the Monthly Average Net Assets [as defined in subparagraph (c) below] of such Fund for such calendar month:

                              Advisory Fee Schedule
             Fund                                         Monthly Fee Rate

      Lindbergh Signature Fund                             1/12 x 0.75%

(b) In the case of termination of this Agreement with respect to any Fund during any calendar month, the fee with respect to such Fund for that month shall be reduced proportionately based upon the number of calendar days during which it is in effect and the fee shall be computed upon the average net assets of such Fund for the business days which it is so in effect.

(c) The "Monthly Average Net Assets" of any Fund of the Trust for any calendar month shall be equal to the quotient produced by dividing (i) the sum of the net assets of such Fund, determined in accordance with procedures established from time to time by or under the direction of the Board of Trustees of the Trust in accordance with the Declaration of Trust of the Trust, as of the close of business on each day during such month that such Fund was open for business, by
(ii) the number of such days.

5. Expense Limitation.

The Adviser agrees that for any fiscal year of the Trust during which the total of all expenses of the (including investment Advisory fees under this agreement, but excluding interest, portfolio brokerage commissions and expenses, taxes and extraordinary items) exceeds the lowest expense limitation imposed in any state in which the Trust is then making sales of its shares or in which its shares are then qualified for sale, the Adviser will reimburse the Trust for such expenses not otherwise excluded from reimbursement by this Paragraph 5 to the extent that they exceed such expense limitation.
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6. Relations With Trust.

Subject to and in accordance with the Declaration of Trust and By-Laws of the Trust and the Articles of Incorporation and By-Laws of the Adviser, respectively, it is understood that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Adviser (or any successor thereof) as directors, officers, or otherwise; that directors, officers, agents and shareholders of the Adviser are or may be interested in the Trust as Trustees, officers, shareholders, or otherwise; that the Adviser (or any such successor)is or may be interested in the Trust as a shareholder or otherwise; and that the effect of any such adverse interests shall be governed by said Declaration of Trust, Articles of Incorporation and By-Laws.

7. Liability of Adviser and Officers and Trustees of the Trust.

No provision of this Agreement shall be deemed to protect the Adviser against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement. Nor shall any provision hereof be deemed to protect any Trustee or officer of the Trust against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of his duties or the reckless disregard of his obligations and duties.

8. Duration and Termination of this Agreement.

(a) Duration. This Agreement shall become effective with respect to each Initial Fund on the date hereof and, with respect to any additional Fund, on the date of receipt by the Trust of notice from the Adviser in accordance with Paragraph 1(b) hereof that the Manager is willing to serve as Adviser with respect to such Fund. Unless terminated as herein provided, this Agreement shall remain in full force and effect for a period of two years with respect to the Initial Funds and to each additional Fund, and shall continue in full force and effect for period on one year thereafter with respect to each Fund so long as such continuance with respect to any such Fund is approved at least annually (i) by either the Trustees of the Trust or by vote of a majority of the outstanding voting shares (as defined in the 1940 Act) of such Fund, and (ii) in either event by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. Any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of any Fund shall be effective to continue this Agreement with respect to any such Fund notwithstanding (i) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Fund affected thereby, and (ii) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless approval shall be required by any other applicable law or otherwise.

(b) Termination. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Trustees of the Trust or by vote of a majority of the outstanding shares (as defined in the 1940 Act), or by the Adviser on sixty
(60) days' written notice to the other party.

(c) Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its assignment.

9. Services Not Exclusive.

The services of the Adviser to the Trust hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

10. Limitation of Liability.

(a) The Trust. The term "Lindbergh Funds" means and refers to the Trustees from time to time serving under the Master Trust Agreement of the Trust dated June 16, 1999, as the same may subsequently thereto have been, or subsequently hereto be amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the assets and property of the Trust, as provided in the Master Trust Agreement of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees and shareholders of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees and shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in its Master Trust Agreement.


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(b) The Adviser.  It is  expressly  agreed that the  obligations  of the Adviser hereunder shall not be binding upon any of the shareholders, nominees, officers, agents or employees of the Adviser, personally, but bind only the assets and property of the Adviser, respectively. The execution and delivery of the Agreement have been authorized by the directors and officers of the Adviser and signed by an authorized officer of the Adviser, acting as such, and neither such authorization by such directors and officers nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Adviser, respectively. This limitation of liability shall not be deemed to protect the shareholders, nominees, officers, agents or employees of the Adviser against any liability to the Trust or its shareholders to which they might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of their duties or the reckless disregard of their obligations and duties under this Agreement.

11. Interpretation.

This Agreement shall be governed by the laws of the State of Massachusetts. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

Lindbergh Funds                               Lindbergh Capital Management, Inc.



By: Dewayne L. Wiggins, President              By: Dewayne L. Wiggins, President


Attest:                                       Attest: